Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
FISCAL YEAR 2022 FINANCIAL RESULTS

●        $13.8 Million in Net Sales Marks the Highest Single Quarter Revenue in Company History

●        Total Cash Increased by 11% to $21.3 Million Over the Prior Quarter

●        Strong Gross Margin of 49%

●        49% Increase in charlesandcolvard.com Revenue Versus the Year-Ago Quarter

●        35% Increase in Moissanite Sales Versus the Year-Ago Quarter

●        266% Increase in Lab Grown Diamond Sales Versus the Year-Ago Quarter

●        Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – February 3, 2022 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab grown gemstones, today announced financial results for the quarter ended December 31, 2021.

“I’m proud to report that our team delivered the highest single quarter revenue in Company history, representing a 13% increase to the year-ago quarter, with $13.8 million in net sales for the quarter, and a 49% gross margin. Additionally, we recorded $24.0 million in revenue for the fiscal year-to-date, achieving a 20% increase over the year-ago period. This is a testament to the hard work of the entire team and our deployment of increased capital towards overall brand awareness to drive top-line growth during our critical holiday season and beyond,” said Don O’Connell, President and CEO of Charles & Colvard.

“We achieved a nearly 50% increase in our direct-to-consumer business, charlesandcolvard.com, bolstering our Online Channels segment net sales to be the highest in Company history and underscoring the significance of this channel for the Company’s growth,” continued Mr. O’Connell.

“We continued to execute against our strategic initiatives, expanding product assortment, increasing our overall site performance in order to increase customer engagement and launching livestream shopping events. These efforts marked our sixth sequential quarter of profitability, delivering $1.5 million in income from operations and $0.04 earnings per diluted share,” concluded Mr. O’Connell.

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Recent Corporate Highlights

●	Launched expanded assortment in lab grown diamond and moissanite, including flexible bangles, tennis necklaces, Zodiac medallions, petite rings and men’s rings;
●	Partnered with U.S. Soccer to design and create 2015 and 2019 Women’s World Cup Champions rings;
●	Featured on Steve Harvey’s Steve on Watch digital broadcast program;
●	Announced grand opening of a wholesale distribution center in Panyu, China;
●	Presented at the Lytham Partners Fall 2021 Investor Conference; and
●	Participated in the Sidoti Virtual Micro Cap Investor Conference.

Financial Summary for Second Quarter Fiscal 2022
(Quarter Ended December 31, 2021 Compared to Quarter Ended December 31, 2020)

●	Net sales increased 13%, to $13.8 million for the quarter, compared with $12.1 million in the year-ago quarter.
●	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales increased 23% year over year, to $9.3 million, representing 68% of total net sales for the quarter, compared to $7.6 million, or 62% of total net sales in the year-ago quarter.
●	In the Traditional segment, which consists of wholesale and retail customers, net sales decreased 3% year over year, to $4.4 million, representing 32% of total net sales for the quarter, compared to $4.6 million, or 38% of total net sales, in the year-ago quarter.
●	Finished jewelry net sales increased 28% to $10.5 million for the quarter, compared to $8.3 million in the year-ago quarter.
●	Loose jewel net sales decreased 17% to $3.2 million for the quarter, compared to $3.9 million in the year-ago quarter.
●	Operating expenses increased 52% to $5.3 million for the quarter, compared to $3.5 million in the year-ago quarter, primarily due to increased investment in marketing strategies in preparation for the holiday season.
●	Income tax expense increased to $283,000 for the quarter, compared to $500 in the year-ago quarter.
●	Net income was $1.2 million, or $0.04 earnings per diluted share for the quarter, compared to net income of $2.5 million, or $0.09 earnings per diluted share, in the year-ago quarter.
●	Weighted average shares outstanding on a diluted basis were 31.3 million for the quarter, compared to 29.3 million in the year-ago quarter. The increase in our weighted average shares outstanding was driven by an increase in option exercises since the prior period.

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Financial Summary for the First Six Months of Fiscal 2022

(Six Months Ended December 31, 2021 Compared to Six Months Ended December 31, 2020)

●	Net sales increased 20% to $24.0 million for the six months ended December 31, 2021, compared to $20.1 million in the year-ago period.
●	Online Channels segment net sales increased 22% year over year to $14.7 million, representing 61% of total net sales, for the six months ended December 31, 2021, compared to $12.1 million, or 60% of total net sales in the year-ago period.
●	Traditional segment net sales totaled $9.3 million, a year over year increase of 16%, representing 39% of total net sales, for the six months ended December 31, 2021, compared to $8.0 million, or 40% of total net sales, in the year-ago period.
●	Finished jewelry net sales increased 29% to $16.2 million for the six months ended December 31, 2021, compared to $12.6 million in the year-ago period.
●	Loose jewel net sales were $7.8 million for the six months ended December 31, 2021, an increase of 4%, compared to $7.5 million in the year-ago period.
●	Operating expenses increased 52% to $9.6 million for the six months ended December 31, 2021, compared to $6.3 million in the year-ago period.
●	Year-to-date income tax expense for the six months ended December 31,2021 increased to $406,000, compared to $1,000 in the year-ago period.
●	Net sales increased 13%, to $13.8 million for the quarter, compared with $12.1 million in the year-ago quarter.

Financial Position

Cash, cash equivalents and restricted cash totaled $21.3 million as of December 31, 2021, representing a decrease of $100,000 from $21.4 million as of June 30, 2021, a $4.4 million increase from the year ago quarter and a $2.1 million increase over the first quarter of fiscal 2022. Total inventory increased to $31.8 million as of December 31, 2021, compared to $29.2 million as of June 30, 2021. The Company had no debt outstanding as of December 31, 2021.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the quarter ended December 31, 2021 at 4:30 p.m. ET on Thursday, February 3, 2022. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, February 3, 2022.

A replay of this conference call will be available until February 10, 2022 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 2813984. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

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About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original pioneer of lab grown moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) a failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations; (6) we are subject to certain risks due to our international operations, distribution channels and vendors; (7) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (8) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (9) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (10) seasonality of our business may adversely affect our net sales and operating income; (11) our operations could be disrupted by natural disasters; (12) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (13) our current customers may potentially perceive us as a competitor in the finished jewelry business; (14) we depend on a single supplier for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (15) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (16) governmental regulation and oversight might adversely impact our operations; (17) the execution of our business plans could significantly impact our liquidity; (18) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (19) negative or inaccurate information on social media could adversely impact our brand and reputation; (20) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (21) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (22) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (23) our loan, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act, as administered by the U.S. Small Business Administration, or the SBA, was forgiven in full and may be subject to review for compliance with applicable SBA requirements for six years from the date the loan was forgiven; (24) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company; and (25) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock, in addition to the other risks and uncertainties described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

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Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

- Financial Tables Follow -

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net sales	$13,753,135	$12,146,790	$24,033,446	$20,073,083
Costs and expenses:
Cost of goods sold	7,033,946	6,167,708	12,050,496	10,363,763
Sales and marketing	4,079,035	2,480,571	6,809,187	4,218,503
General and administrative	1,189,559	977,528	2,773,835	2,185,564
Total costs and expenses	12,302,540	9,625,807	21,633,518	16,677,830
Income from operations	1,450,595	2,520,983	2,399,928	3,395,253
Other income (expense):
Interest income	490	1,126	845	4,586
Interest expense	-	(2,466)	-	(4,905)
Loss on foreign currency exchange	-	(72)	(34)	(603)
Total other income (expense), net	490	(1,412)	811	(922)
Income before income taxes	1,451,085	2,519,571	2,400,739	3,394,331
Income tax expense	(283,473)	(494)	(406,102)	(988)
Net income	$1,167,612	$2,519,077	$1,994,637	$3,393,343

Net income per common share:
Basic	$0.04	$0.09	$0.07	$0.12
Diluted	$0.04	$0.09	$0.06	$0.12

Weighted average number of shares used in computing net income per common share:
Basic	30,287,677	28,804,265	30,159,543	28,795,424
Diluted	31,315,488	29,262,702	31,237,948	28,980,009

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2021 (unaudited)	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16,260,765	$21,302,317
Restricted cash	5,050,000	144,634
Accounts receivable, net	3,647,127	1,662,074
Inventory, net	12,492,151	11,450,141
Note receivable	250,000	250,000
Prepaid expenses and other assets	1,781,448	952,065
Total current assets	39,481,491	35,761,231
Long-term assets:
Inventory, net	19,348,160	17,722,579
Property and equipment, net	1,417,380	875,897
Intangible assets, net	233,400	209,658
Operating lease right-of-use assets	3,605,817	3,952,146
Deferred income taxes, net	5,945,671	6,350,830
Other assets	49,658	49,658
Total long-term assets	30,600,086	29,160,768
TOTAL ASSETS	$70,081,577	$64,921,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,870,745	$2,774,373
Operating lease liabilities	774,024	566,083
Accrued expenses and other liabilities	2,487,724	2,281,807
Total current liabilities	8,132,493	5,622,263
Long-term liabilities:
Noncurrent operating lease liabilities	3,230,281	3,600,842
Accrued income taxes	10,821	9,878
Total long-term liabilities	3,241,102	3,610,720
Total liabilities	11,373,595	9,232,983

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 30,595,047 and 29,913,095 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	56,902,098	56,057,109
Additional paid-in capital	25,787,933	25,608,593
Accumulated deficit	(23,982,049)	(25,976,686)
Total shareholders’ equity	58,707,982	55,689,016
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$70,081,577	$64,921,999

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,994,637	$3,393,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	238,210	271,061
Stock-based compensation	478,411	195,293
Provision for uncollectible accounts	52,000	5,514
Provision for sales returns	652,000	662,000
Inventory write-off	232,000	105,000
Provision for accounts receivable discounts	29,250	9,581
Deferred income taxes	405,159	-
Changes in operating assets and liabilities:
Accounts receivable	(2,718,303)	(3,066,219)
Inventory	(2,899,591)	1,862,843
Prepaid expenses and other assets, net	(483,054)	62,095
Accounts payable	2,096,372	(815,659)
Accrued income taxes	943	988
Accrued expenses and other liabilities	43,297	(273,784)
Net cash provided by operating activities	121,331	2,412,056
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(775,705)	(244,688)
Payments for intangible assets	(27,730)	(26,538)
Net cash used in investing activities	(803,435)	(271,226)
CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	545,918	114,999
Net cash provided by financing activities	545,918	114,999
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(136,186)	2,255,829
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	21,446,951	14,617,234
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$21,310,765	$16,873,063
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$8,961

Reconciliation to Condensed Consolidated Balance Sheets:	December 31, 2021	June 30, 2021
Cash and cash equivalents	$16,260,765	$21,302,317
Restricted cash	5,050,000	144,634
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$21,310,765	$21,446,951

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